Exhibit 10.20

AMENDMENT

to
EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of January 20, 2023, by and between Surf Air Mobility Inc. (the “Company”), and Sudhin Shahani (“Executive”).

WHEREAS, Executive is currently employed by the Company as its Co-Founder and Chief Executive Officer pursuant to that certain Employment Agreement, dated as of August 20, 2021 (the “Employment Agreement”);

WHEREAS, it has been determined that upon the Effective Date (as defined in the Employment Agreement), Executive will no longer serve as the Company’s Chief Executive Officer and the Company and Executive desire to amend the Employment Agreement, as provided herein.

NOW, THEREFORE, the parties agree as follows:

1. The first sentence of Section 1.2 of the Employment Agreement is hereby amended, effective as of and subject to the Effective Date, to read in its entirety as follows:

“1.2 Duties. During the Period of Employment, Executive shall serve the Company as its Co-Founder and shall have such authorities, duties and obligations commensurate with such positions as determined by the Company’s Board of Directors (the “Board”) from time to time, all subject to the lawful and reasonable directives of the Board and the corporate policies of the Company, as (in each case) such directives and policies are in effect from time to time throughout the Period of Employment.”

2. Except as expressly modified herein, the Employment Agreement shall remain in full force and effect in accordance with its original terms.

3. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

SURF AIR MOBILITY INC.

By:	/s/ Carl Albert
Carl Albert, Chairman of the Board

EXECUTIVE

/s/ Sudhin Shahani
Sudhin Shahani